Exhibit 1
Amendment No. 1 to the Employment Agreement
     WHEREAS, Kraton Polymers LLC (the “Company”), a Delaware limited liability company, which is a wholly owned subsidiary of Polymer Holdings LLC, and Nicholas G. Dekker (the “Executive”) are parties (the “Parties”) to the Employment Agreement dated as of April 9, 2007 (the “Employment Agreement”),
     WHEREAS, the Company, Kraton Polymers France SAS (“KP France”) and Executive are parties to a Tripartite Agreement dated as of April 9, 2007 (the “Tripartite Agreement”); and
     WHEREAS, the Parties desire to amend the Employment Agreement, in accordance with Section 11(b) of the Employment Agreement, in the manner set forth below.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. The Parties acknowledge and agree that the Parties and KP France will concurrently enter into an amendment to the Tripartite Agreement terminating Article 4 of such agreement in its entirety (except to the extent Article 4 references other Articles of the Tripartite Agreement or Sections of the U.S. Contract, which shall continue in full force and effect in accordance of their terms, as may be amended from time to time).
     2. Section 1 of the Employment Agreement is hereby amended and restated to provide as follows:
     Term of Employment. Subject to the provisions of Section 7 of this Agreement, Executive shall continue to be employed by the Company for a period commencing on October 6, 2006 (the “Effective Date”) and ending on October 5, 2008 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement;
     3. Section 7 of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:
     Termination. Executive’s employment hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give KRATON at least 30 days advance written notice of any resignation of Executive’s employment. Notwithstanding any other provision of this Agreement, the provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with the Company and its affiliates.
a.	By KRATON For Cause; Certain Terminations Without Good Reason

(i)	The Employment Term and Executive’s employment hereunder may be terminated by KRATON for Cause (as defined below) and shall terminate automatically upon Executive’s resignation other than for

Good Reason (as defined below), except for a termination other than for Good Reason pursuant to the provisions of Section 7(c).

(ii)	For purposes of this Agreement “Cause” shall mean (A) Executive’s continued failure substantially to perform Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by KRATON to Executive of such failure; provided that it is understood that this clause (A) shall not permit KRATON to terminate Executive’s employment for Cause because of dissatisfaction with the quality of services provided by or disagreement with the actions taken by Executive in good faith performance of Executive’s duties to KRATON, (B) failure of Executive to maintain a residence in the same metropolitan area as KRATON’s principal headquarters, which is currently located in Houston, Texas, or elsewhere as mutually agreed to by Executive and the Company, (C) theft or embezzlement of Company property, (D) Executive’s conviction of or plea of guilty or no contest to (x) a felony or (y) a crime involving moral turpitude, (E) Executive’s willful malfeasance or willful misconduct in connection with Executive’s duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (F) Executive’s breach of the provisions of Section 8 or 9 of this Agreement.

(iii)	In the event Executive’s employment hereunder is terminated pursuant to this Section 7(a), Executive will be entitled to receive, within 30 days following such termination with respect to (A)-(C) below and at such time, if any, as the Employee Benefits under (D) below become due in accordance with the applicable terms thereof:
     (A) the Base Salary through the date of termination, to the extent not already paid;
     (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed fiscal year;
     (C) reimbursement for any unreimbursed expenses properly incurred by Executive pursuant to Section 5 or Section 6 and in accordance with KRATON policy prior to the date of termination; and
     (D) such vested Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company as described in Section 5(a), including, without limitation, medical, life insurance or disability benefits, accrued but unpaid vacation or other benefits Executive is entitled to pursuant to the terms of the applicable plans then in effect (the amounts described in clauses

     (A) through (D) hereof being referred to as the “Accrued Obligations”).
             Following such termination of Executive’s employment hereunder for Cause, except as set forth in this section 7(a)(iii), Executive shall have no further rights under the U.S. Contract, the French Contract, or the Tripartite Agreement, to any compensation or any other benefits in the nature of severance or termination pay or in connection with the termination of his employment.
b.	Disability or Death

(i)	The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by KRATON if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive’s duties (such incapacity is hereinafter referred to as “Disability”); provided that a termination on the basis of a Disability must occur within 90 days of the date when Executive is subject to termination due to Disability. Any question as to the existence of the Disability of Executive as to which Executive and KRATON cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and KRATON. If Executive and KRATON cannot agree as to the qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

(ii)	In the event Executive’s employment hereunder is terminated pursuant to this Section 7(b), Executive or Executive’s estate (as the case may be) will be entitled to receive:
     (A) at the times set forth in Section 7(a)(iii) hereof, the Accrued Obligations; and
     (B) a pro rata portion of any Annual Bonus that Executive would have been entitled to receive pursuant to Section 4(a) hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive’s termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive’s employment not terminated.
     Following such termination of Executive’s employment hereunder due to death or Disability, except as set forth in this Section 7(b)(ii), Executive shall have no further rights under the U.S. Contract, the French Contract, or the

Tripartite Agreement, to any compensation or any other benefits in the nature of severance or termination pay or in connection with the termination of his employment.
c.	Expiration of Employment Term.

(i)	If Executive’s employment hereunder is terminated pursuant to Section 7(c)(ii), (iii), or (iv) below, an “expiration” of the Employment Term will be deemed to have occurred.

(ii)	Executive’s employment hereunder may be terminated by KRATON without Cause.

(iii)	Executive’s employment hereunder may be terminated by Executive’s resignation for Good Reason, or Executive’s resignation for no reason at all provided that a termination by Executive other than for Good Reason must be subsequent to the filing with the Securities and Exchange Commission of the Company’s annual report on form 10-K, currently expected to be filed on or before March 31, 2008 (and any other voluntary resignation shall be governed by Section 7(a)).
     For purposes of this Agreement, “Good Reason” shall mean: (A) the failure of the Company to pay or cause to be paid Executive’s Base Salary or Annual Bonus (if any) when due; (B) a reduction in Executive’s Base Salary, the Target Annual Bonus opportunity described in Section 4 herein, or Employee Benefits other than an across-the-board reduction in salary or bonus opportunity for all of the members of the Company’s management team and other than a decrease in Employee Benefits that applies to all employees otherwise eligible to participate in the affected plan; (C) a relocation of Executive’s primary work location more than 50 miles from Houston, TX, without written consent; or (D) a material reduction in Executive’s duties and responsibilities as described in Section 2(a) of this Agreement; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within 30 days after receipt from Executive of written notice specifying in reasonable detail the event which constitutes Good Reason; provided further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or Executive’s knowledge thereof, unless Executive has given KRATON written notice thereof prior to such date.
(iv)	If Executive’s employment hereunder is not terminated pursuant to this Section 7 prior to the date the Employment Term is scheduled to end as provided in Section 1, then Executive’s employment hereunder shall terminate on such date.

(v)	In the event Executive’s employment hereunder is terminated pursuant to this Section 7(c), then Executive will be entitled to receive:
     (A) A lump-sum payment equal to (1) 12 months of Executive’s annual Base Salary measured at the date of termination, and (2) a pro rata portion of any 2007 Annual Bonus that Executive would have been entitled to receive pursuant to Section 4(a) hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive’s termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive’s employment not terminated. With regard to the calculation of the pro rata bonus, the Company performance factor shall equal the current accrual at the time of termination and the individual performance factor shall be no less than 1.2 and not more than 1.5 and otherwise as determined in the sole discretion of the Company.
     (B) In the event that Executive’s employment is terminated by the Company, other than for Cause, or in the event Executive’s employment hereunder is terminated by Executive’s resignation for Good Reason, in each case within twelve months immediately following a Change in Control (as such term is defined in the TJ Chemical Holdings LLC 2004 Option Plan (the “Option Plan”)), the Company shall pay Executive a lump sum payment equal to (1) the Target Annual Bonus, payable on the date that the payments set forth in (A) are made; and (2) a pro rata portion of any 2008 Annual Bonus that Executive would have been entitled to receive pursuant to Section 4(a) hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive’s termination of employment, payable when such Annual Bonus would have otherwise been payable had Executive’s employment not terminated.
     (C) In addition to 7 (A) and (B) above, as consideration for the extension of the Employment Agreement, the Company shall pay Executive a lump-sum payment equal to three (3) months of Executive’s Base Salary and an amount equal to 3 months (25%) of his Target Annual Bonus effective as of the date of termination.
     (D) Any tax equalization sums required to maintain the level of income as described in Section 5(g) above.
     (E) The payments in Section 7(c)(v)(A), (B), (C), and (D) are subject to the condition that Executive has delivered to the Company an executed copy of a release and waiver substantially in the form attached hereto as Exhibit A (with such changes as may be necessary or advisable under applicable law) within 30 days after

Executive’s separation from service. Payments will be made in accordance with requirements in Exhibit A.
     Following such termination of Executive’s employment hereunder by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation, except as set forth in this Section 7(c)(v), Executive shall have no further rights under the U.S. Contract, the French Contract, or the Tripartite Agreement, to any compensation or any other benefits in the nature of severance or termination pay or in connection with the termination of his employment.
d.	Equity.

(i)	In the event Executive’s employment with the Company terminates pursuant to Section 7(c) of the Employment Agreement, and does not occur within the one year immediately following a Change in Control, the Company agrees, on behalf of itself and any of its affiliates, that, notwithstanding anything to the contrary in the Employment Agreement, any plan, award or other agreement evidencing the grant to Executive of any awards based upon the equity of the Company or any of its affiliates, which awards are set forth on Schedule A hereto (the “Incentive Awards”), it shall not exercise any right to repurchase such Incentive Awards from Executive triggered solely as a result of the termination of Executive’s employment; provided, that, except as otherwise provided herein, the Incentive Awards shall otherwise be subject to the original terms of the Incentive Awards, including without limitation with respect to vesting and forfeiture, and including without limitation any drag along and tag along rights and transfer restrictions; provided, however, that (i) Executive shall continue to vest in any Incentive Awards that are options to purchase units granted pursuant to the terms of the Option Plan as if Executive remained employed until the later of (A) Executive’s date of termination or (B) January 1, 2008; and (ii) in the event Executive’s employment with the Company terminates pursuant to Section 7(c) of the Employment Agreement any portion of the Incentive Awards that are options to purchase units granted pursuant to the terms of the Option Plan and that are vested as of the date of termination (or that become vested as a result of Executive’s termination or on January 1, 2008, as provided in (i)) shall remain outstanding for the remainder of such options’ ten-year term, as if Executive continued to be employed by the Company. In addition, in the event Executive’s employment with the Company terminates pursuant to Section 7(c) of the Employment Agreement, and does not occur within the one year immediately following a Change in Control, the Company agrees, notwithstanding the foregoing, with respect to the units of the Company or any of its affiliates purchased by Executive, which units are set forth on Schedule B hereto (the “Purchased Units”), the Company shall, or shall cause an affiliate to, repurchase such Purchased Units in accordance with the terms and conditions applicable to such Purchased Units; provided, that the Company shall also pay to Executive in cash the positive difference, if any, of (A) $50,000 minus (B) the aggregate purchase price of the Purchased Units in respect of such repurchase, which amount shall be paid within 60 days of Executive’s termination of employment, but in no circumstances before January 1, 2008.

(ii)	In the event Executive’s employment with the Company terminates following a Change in Control, Executive’s incentive Awards shall be governed in all respects by the original terms of such Incentive Awards.
     IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of December 19, 2007.

KRATON POLYMERS LLC		NICHOLAS G. DEKKER

/s/ Richard A. Ott		/s/ Nicholas G. Dekker

By:	Richard A. Ott

Title:	Vice President Human Resources
Corporate Communications